Exhibit 99.1

AgeX Therapeutics Reports Third Quarter 2021 Financial Results

ALAMEDA, Calif.—(BUSINESS WIRE)—November 12, 2021—AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for the quarter ended September 30, 2021.

Liquidity and Capital Resources

As of November 12, 2021, AgeX has $1.5 million of funds remaining for borrowings under two credit facilities from  Juvenescence Limited (“Juvenescence”). In addition, AgeX may sell up to $12.1 million of its common stock in “at-the-market” transactions through a Sales Agreement with Chardan Capital, LLC as a sales agent.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, AgeX believes that its cash and cash equivalents and available sources of debt and equity capital would not be sufficient to satisfy AgeX’s anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2021. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

Balance Sheet Information

Cash, and cash equivalents, and restricted cash totaled $0.8 million as of September 30, 2021. Since October 1, 2021, AgeX has received an additional $0.5  million of cash through a loan from Juvenescence.

Third Quarter 2021 Operating Results

The following comparisons exclude the impact of the operations of LifeMap Sciences, Inc. (“LifeMap Sciences”) which have been presented in AgeX’s consolidated financial results as discontinued operations for all periods presented due to the disposition of AgeX’s shares of LifeMap Sciences in a cash-out merger during March 2021.

Revenues: Total revenues for the third quarter of 2021 were $24,000 as compared with $69,000 for the third quarter of 2020, primarily comprised of allowable expenses under a research grant from the NIH and sales of research products including stem cell products.

Operating expenses: Operating expenses for the three months ended September 30, 2021 were $1.7 million as compared to $2.4 million for the same period in 2020.

Research and development expenses decreased by $0.4 million to $0.3 million during the three months ended September 30, 2021 from $0.7 million during the same period of 2020. The decrease was primarily attributable to a reduction in research and development related activities that began in May 2020 and shut down of our lab facilities as of December 31, 2020, the date on which our office and laboratory lease agreement expired. Effective January 1, 2021, AgeX relocated its principal offices leased space at a lower rent that includes office space, office furniture rental, janitorial services, utilities and internet service.

General and administrative expenses decreased by $0.4 million to $1.4 million during the three months ended September 30, 2021 from $1.8 million during the same period in 2020 largely due to certain non-recurring project related expenses incurred which started from the third quarter in 2020 through the second quarter in 2021.

Other expense, net: Other expense, net for the three months ended September 30, 2021 and 2020 consisted primarily of amortization of deferred debt cost to interest expense.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact for AgeX:

Andrea Park

apark@agexinc.com

(510) 671-8620

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$731	$527
Accounts and grants receivable, net	24	326
Prepaid expenses and other current assets	720	1,430
Total current assets	1,475	2,283

Deposits and other long-term assets	50	50
Intangible assets, net	902	1,592
TOTAL ASSETS	$2,427	$3,925

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$924	$1,656
Loan due to Juvenescence, net of debt issuance cost, current portion	5,600	1,960
Related party payables, net	71	71
Deferred revenues, current portion	-	275
Paycheck Protection Program Loan	-	436
Insurance premium liability and other current liabilities	3	959
Total current liabilities	6,598	5,357

Loan due to Juvenescence, net of debt issuance cost, net of current portion	5,807	3,900
Deferred revenues, net of current portion	-	64
TOTAL LIABILITIES	12,405	9,321

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of September 30, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; and 37,939 and 37,691 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	93,650	91,810
Accumulated other comprehensive income	-	143
Accumulated deficit	(103,590)	(97,073)
AgeX Therapeutics, Inc. stockholders’ deficit	(9,936)	(5,116)
Noncontrolling interest	(42)	(280)
Total stockholders’ deficit	(9,978)	(5,396)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,427	$3,925

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES:
Grant revenues	$22	$40	$79	$162
Other revenues	2	29	38	41
Total revenues	24	69	117	203

Cost of sales	(2)	(17)	(18)	(21)

Gross profit	22	52	99	182

OPERATING EXPENSES:
Research and development	275	653	1,080	2,809
General and administrative	1,421	1,796	5,191	5,146
Total operating expenses	1,696	2,449	6,271	7,955

Gain on deconsolidation of LifeMap Sciences	-	-	106	-

Loss from operations	(1,674)	(2,397)	(6,066)	(7,773)

OTHER EXPENSE, NET:
Interest expense, net	(285)	(127)	(802)	(222)
Other income, net	4	-	445	6
Total other expense, net	(281)	(127)	(357)	(216)

NET LOSS FROM CONTINUING OPERATIONS	(1,955)	(2,524)	(6,423)	(7,989)

NET LOSS FROM DISCONTINUED OPERATIONS	-	(41)	(103)	(529)

NET LOSS	(1,955)	(2,565)	(6,526)	(8,518)
Net loss attributable to noncontrolling interest from continuing operations	-	2	2	3
Net loss attributable to noncontrolling interest from discontinued operations	-	20	7	96

NET LOSS ATTRIBUTABLE TO AGEX	$(1,955)	$(2,543)	$(6,517)	$(8,419)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED
Continuing operations	$(0.05)	$(0.07)	(0.17)	(0.21)
Discontinued operations	-	-	-	(0.01)
	$(0.05)	$(0.07)	$(0.17)	$(0.22)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,938	37,679	37,868	37,662

AMOUNTS ATTRIBUTABLE TO AGEX:
Loss from continuing operations	$(1,955)	$(2,522)	$(6,421)	$(7,986)
Loss from discontinued operations	-	(21)	(96)	(433)
NET LOSS ATTRIBUTABLE TO AGEX	$(1,955)	$(2,543)	$(6,517)	$(8,419)

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(6,421)	$(7,986)
Net loss attributable to noncontrolling interest	(2)	(3)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on deconsolidation of LifeMap Sciences	(106)	-
Gain on extinguishment of debt (Paycheck Protection Program Loan)	(437)	-
Depreciation expense	-	370
Amortization of intangible assets	98	98
Amortization of right-of-use asset	-	316
Amortization of debt issuance cost	820	277
Stock-based compensation	736	732
Changes in operating assets and liabilities:
Accounts and grants receivable, net	129	52
Prepaid expenses and other current assets	682	652
Accounts payable and accrued liabilities	(619)	229
Related party payables	-	16
Insurance premium liability	(921)	(713)
Other current liabilities	(77)	(429)
Net cash used in operating activities from continuing operations	(6,118)	(6,389)
Net cash provided by (used in) operating activities from discontinued operations	(90)	192
Net cash used in operating activities	(6,208)	(6,197)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of LifeMap Sciences	466	-
Purchase of equipment and other	-	(20)
Net cash provided by (used in) investing activities from continuing operations	466	(20)
Deconsolidation of cash and cash equivalents from discontinued operations	(50)	-
Net cash provided by (used in) investing activities	416	(20)

CASH FLOWS FROM FINANCING ACTIVITIES:
Draw down on loan facility from Juvenescence	5,500	4,700
Proceeds from the issuance of common stock	496	-
Partial collection on loan due from LifeMap Sciences	250	-
Proceeds from Paycheck Protection Program Loan	-	433
Payment of debt related costs	-	(149)
Repayment of financing lease liability	-	(15)
Net cash provided by financing activities from continuing operations	6,246	4,969
Partial payment on loan due to AgeX from discontinued operations	(250)	-
Net cash provided by financing activities	5,996	4,969

Effect of exchange rate changes on cash, cash equivalents and restricted cash	-	3

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	204	(1,245)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	577	2,452
At end of the period	$781	$1,207